                                  SCHEDULE 14A

                     Information Required in Proxy Statement
                                REG. 240.14a-101

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                               (Amendment No.   )


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          IMPAC MORTGAGE HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

.................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies:

         .......................................................................
         (2) Aggregate number of securities to which transaction applies:

         .......................................................................
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the mount on which the filing fee is calculated and state how it was determined):

         .......................................................................
         (4) Proposed maximum aggregate value of transaction:

         .......................................................................

                          IMPAC MORTGAGE HOLDINGS, INC.
                                1401 DOVE STREET
                         NEWPORT BEACH, CALIFORNIA 92660

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 25, 2004
                        9:00 A.M. (PACIFIC STANDARD TIME)

         You are cordially invited to attend the annual meeting of stockholders of IMPAC MORTGAGE HOLDINGS, INC. ("IMH," "we," "our," "us," or the "company"), a Maryland corporation, to be held at Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, California 92660, on May 25, 2004, at 9:00 a.m. (Pacific Standard
Time).

         The annual meeting of stockholders is being held for the following purposes:

          1.   To elect a board of directors to serve for the ensuing year;

          2. To approve a proposal to amend IMH's charter so that nothing in the charter will preclude the settlement of transactions entered into through the facilities of the New York Stock Exchange; and

          3. To transact other business as may properly come before the meeting or any adjournments or postponements thereof.

         Only holders of our common stock of record at the close of business on April 2, 2004 will be entitled to vote at the meeting.

         Your proxy is enclosed. You are cordially invited to attend the meeting. However, if you do not expect to attend or if you plan to attend but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. Please return the proxy promptly to avoid the expense of additional proxy solicitation. You may also vote over the Internet or by telephone by following the instructions on your proxy card. Voting by written proxy, over the Internet, or by telephone will not affect your right to vote in person in the event you find it convenient to attend.

Dated: April 14, 2004

                                                 For the Board of Directors

                                                 /s/ Ronald M. Morrison
                                                 -------------------------------
                                                 Ronald M.  Morrison, Secretary

                              [IMPAC LOGO OMITTED]

                          IMPAC MORTGAGE HOLDINGS, INC.

                             ----------------------
                                 PROXY STATEMENT
                             ----------------------


                   FOR ANNUAL STOCKHOLDERS MEETING TO BE HELD
               MAY 25, 2004, AT 9:00 A.M. (PACIFIC STANDARD TIME)

     This proxy statement is delivered to you by Impac Mortgage Holdings, Inc., a Maryland corporation, in connection with the annual meeting of stockholders to be held on May 25, 2004 at 9:00 a.m. (Pacific Standard Time) at Sutton Place Hotel, 4500 MacArthur Blvd., Newport Beach, California 92660 (the "Meeting"). Impac Mortgage Holdings, Inc. consists of its subsidiaries, IMH Assets Corp. ("IMH Assets"), Impac Warehouse Lending Group, Inc. ("IWLG"), Impac Multifamily Capital Corporation ("IMCC"), and Impac Funding Corporation ("IFC"), together with its wholly-owned subsidiaries Impac Secured Assets Corp. ("ISAC"), and Novelle Financial Services, Inc. ("Novelle"). We are sending this proxy statement and the enclosed proxy to our stockholders commencing on or about April 14, 2004.

SOLICITATIONS

     Our board of directors is soliciting the enclosed proxy. We will bear the cost of this solicitation of proxies. Solicitations will be made by mail. We may, in a limited number of instances, solicit proxies personally or by telephone. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock.

ANNUAL REPORT

     Our annual report to stockholders for the year ended December 31, 2003 is concurrently being provided to each stockholder.

VOTING

     Your vote is important. Your shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to vote in advance. You may cast your vote electronically by accessing the website located at www.voteproxy.com and following the on-screen instructions or by calling the toll-free number listed on your proxy card. Please have your proxy card in hand when going online or calling. IF YOU VOTE ELECTRONICALLY, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

     Stockholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

COUNTING OF VOTES

     Holders of our common stock of record at the close of business on April 2, 2004 (the "Record Date") will be entitled to vote at the Meeting. There were 62,650,696 shares of common stock, $0.01 par value per share, outstanding at that date. Each share of our common stock is entitled to one vote and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock, is necessary to constitute a quorum for the Meeting.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. Representatives of our transfer agent will assist us in the tabulation of the votes. The affirmative vote of a plurality of all of the votes cast at the Meeting at which a quorum is present is necessary for the election of a director. You may vote in favor of all nominees, withhold your vote as to all nominees or withhold your vote as to specific nominees. The affirmative vote of a majority of all of the votes entitled to be cast on the proposal to amend our charter is required for its approval. You may vote in favor of this proposal, against the proposal or abstain from voting.

     If no direction is given, the shares represented by the proxy will be voted FOR (i) the election of the seven nominees for director named herein, and (ii) the approval of the amendment to IMH's charter.

     Under the rules of the New York Stock Exchange (the "NYSE"), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. Under Maryland law, and our charter and bylaws, abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors. However, for purposes of the vote on the proposed amendment to our charter, abstentions and broker non-votes will have the same effect as votes "against" the proposal. For each proposal, abstentions and broker non-votes will count toward the presence of a quorum.

REVOCABILITY OF PROXY

     Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of Impac Mortgage Holdings, Inc. in writing of such revocation, by duly executing and delivering another proxy bearing a later date (including an Internet or telephone vote), or by attending and voting in person at the Meeting.

HOUSEHOLDING

     "Householding" is a program, approved by the Securities and Exchange Commission (the "SEC"), which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of shareholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be "householding" materials to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, "householding" will not apply to your shares.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     Our directors are elected annually to serve until the next annual meeting of stockholders and thereafter until their successors are elected and qualify. Our charter and bylaws currently provide for a variable number of directors with a range of between three and fifteen members. Our bylaws give the board of directors the authority to establish, increase or decrease the number of directors. The size of our board of directors is currently set at seven. No proxy will be voted for more than seven nominees for director.

     Unless otherwise directed by stockholders within the limits set forth in the bylaws, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitute our board of directors. We have been advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director, prior to the voting, the proxy holders will refrain from voting for the unavailable nominee or will vote for a substitute nominee in the exercise of their best judgment.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

INFORMATION CONCERNING DIRECTOR NOMINEES

                        NAME                            AGE                        POSITION
-----------------------------------------------------  ----- ------------------------------------------------------
Joseph R. Tomkinson                                     56   Chairman of the Board, Chief Executive Officer and
                                                             Director of IMH, IFC and IWLG
William S. Ashmore                                      54   President, Chief Operating Officer and Director of
                                                             IMH and President and Director of IFC and IWLG
James Walsh+(1)(2)                                      54   Director
Frank P. Filipps+(1)                                    56   Director
Stephan R. Peers+(3)                                    51   Director
William E. Rose+(2)(3)                                  36   Director
Leigh J. Abrams+(1)(3)                                  61   Director

--------------
+    Unaffiliated Director
(1)  Member of the audit committee
(2)  Member of the compensation committee
(3)  Member of the corporate governance and nomination committee

     JOSEPH R. TOMKINSON has been Chairman of the Board since April 1998 and Chief Executive Officer and a Director of IMH and Chairman of the Board and Chief Executive Officer and Director of IFC, also known as the mortgage operations, and IWLG also known as the warehouse lending operations, since their formation. From August 1995 to April 1998, he was Vice Chairman of the Board of IMH. From February 1997 to May 1999, he was Chairman of the Board and Chief Executive Officer of Impac Commercial Holdings, Inc. ("ICH"), a real estate investment trust investing in commercial mortgage assets, and Impac Commercial Capital Corporation ("ICCC"), ICH's conduit operations. He served as President and Chief Operating Officer of Imperial Credit Industries, Inc. ("ICII") from January 1992 to February 1996, and from 1986 to January 1992, he was President of Imperial Bank Mortgage, one of the divisions that later was combined to become ICII in 1992. He was a Director of ICII from December 1991 to June of 1999. Mr. Tomkinson brings over 28 years of combined experience in real estate, real estate financing and mortgage banking.

     WILLIAM S. ASHMORE has been President and Chief Operating Officer of IMH since its formation, President and Chief Operating Officer of our mortgage operations, its taxable subsidiary, since March 1997, and a Director of our mortgage operations since its formation. He has been President and a Director of our warehouse lending operations since its formation. In July 1997 he became a Director of IMH. From February 1997 to May 1999, he was the President and Chief Operating Officer of ICH. From August 1993 to February 1996, he was Executive Vice President and Director of Secondary Marketing at ICII, having been its Senior Vice President of Secondary Marketing since January 1988. From 1985 to 1987, he was Chief Executive Officer and Vice Chairman of the Board of Century National Mortgage Corporation, a wholesale mortgage banking company. Mr. Ashmore brings over 28 years of combined experience in real estate, asset/liability risk management and mortgage banking.

     JAMES WALSH has been a Director of IMH since August 1995. In January 2000 he became Managing Director of Sherwood Trading and Consulting Corporation. From March 1996 to January 2000, he was an Executive Vice President of Walsh Securities, Inc. where he directed mortgage loan production, sales and securitization. Mr. Walsh was an executive of Donaldson, Lufkin and Jenrette Securities Corporation from January 1989 through March 1996 where he oversaw residential mortgage securitization, servicing brokerage and mortgage banking services.

     FRANK P. FILIPPS has been a Director of IMH since August 1995. In June 1999 he was elected Chairman and Chief Executive Officer of Radian Group, Inc. (NYSE-RDN) and its principal subsidiary, Radian Guaranty, Inc. (collectively, "Radian"), which were formed through a merger of Amerin and Commonwealth Mortgage Assurance Company ("CMAC"). Radian provides private mortgage insurance coverage on residential mortgage loans. From January 1995 to June 1999, he served as Chairman, President and Chief Executive Officer of CMAC. In 1995 he was elected President and Director of CMAC Investment Corporation (NYSE-CMT) and in January 1996 he was elected Chief Executive Officer of CMAC Investment Corporation. Mr. Filipps originally joined CMAC in 1992 as Senior Vice President and Chief Financial Officer and became Executive Vice President and Chief Operating Officer in 1994.

     STEPHAN R. PEERS has been a Director of IMH since October 1995. In September 2001 Mr. Peers joined Sandler O'Neill & Partners as a Managing Director. From March 2000 to May 2001, Mr. Peers was a Managing Director at Bear, Stearns & Co., Inc. From April 1995 to March 2000, he was an Executive Vice President of International Strategic Finance Corporation, Ltd., where he performed corporate finance services for overseas and domestic companies. From January 1998 to June 1998, he was an executive at Aames Financial Corporation, a mortgage loan company. From April 1989 to April 1995, Mr. Peers was a Vice President in corporate finance at Montgomery Securities where he specialized in financial services institutions.

     WILLIAM E. ROSE has been a Director of IMH since August of 2000. Since 1991, Mr. Rose has been associated with HBK Investments L.P. and is currently a Managing Director. His responsibilities include U.S. equity derivatives, private investments and trading. Prior to 1991, Mr. Rose worked for William A.M. Burden & Co., the investment division of the Burden family of New York, and in the mergers & acquisitions group of Drexel Burnham, Lambert, Inc.

     LEIGH J. ABRAMS has been a Director of IMH since April 2001. Since August 1979, Mr. Abrams has been President, Chief Executive Officer and a Director of Drew Industries Incorporated (NYSE-DW), which manufactures a wide variety of components for manufactured homes and recreational vehicles. From May 1994 to the company's sale and liquidation in 2002, Mr. Abrams also served as President, Chief Executive Officer and Director for LBP, Inc. Mr. Abrams, a CPA, has over 30 years of experience in corporate finance, mergers and acquisitions, and operations.

EXECUTIVE OFFICERS

     The following table provides certain information regarding those persons who serve as executive officers of IMH, but who do not serve as directors of
IMH:

NAME                                              AGE                             POSITION
----------------------------------------------   -----         ------------------------------------------------------
Richard J. Johnson                                 41          Executive Vice President and Chief Financial Officer
                                                               of IMH, IFC and IWLG, and Director of IFC and IWLG
Ronald M. Morrison                                 53          General Counsel, Executive Vice President and
                                                               Secretary of IMH, IFC and IWLG
Gretchen D. Verdugo                                39          Executive Vice President of IWLG

     RICHARD J. JOHNSON is the Executive Vice President and Chief Financial Officer of IMH, our mortgage operations and our warehouse lending operations. He has held these positions at all three entities since their formation with the exception of the position of Executive Vice President of IMH, which he attained in January 1998. In February of 1996 he was appointed as a Director of our warehouse lending operations. From February 1997 to May 1999, he was the Executive Vice President and Chief Financial Officer of ICH and ICCC. From September 1992 to March 1995, he was Senior Vice President and Chief Financial Officer of ICII. From November 1989 to September 1992, he was Vice President and Controller of ICII.

     RONALD M. MORRISON became General Counsel of IMH in July 1998. In July 1998 he was also elected Secretary of IMH and in August 1998 he was elected Secretary of our mortgage operations and our warehouse lending operations. From August 1998 to May 1999, he was also General Counsel and Secretary of ICH and ICCC. From 1978 until joining IMH, Mr. Morrison was a partner at the law firm of Morrison & Smith.

     GRETCHEN D. VERDUGO has been Executive Vice President of IWLG since November 2000. From August 1997 to November 2000, Ms. Verdugo served as the Senior Vice President and Chief Accounting Officer of our mortgage operations. From November 1996 to August 1997, Ms. Verdugo was a Senior Manager at KPMG LLP.

     There are no family relationships between any of the directors or executive officers of IMH.


                     CORPORATE GOVERNANCE AND BOARD MATTERS

VACANCIES

     All directors are elected at each annual meeting of stockholders for a term of one year and hold office until their successors are elected and qualify. Any vacancy on the board of directors for any cause, other than an increase in the number of directors, may be filled by a majority vote of the remaining directors. Replacements for vacancies occurring among the unaffiliated directors will be elected by a majority vote of the remaining directors, including a majority of the unaffiliated directors.

COMPENSATION OF BOARD MEMBERS

     We pay an annual director's fee of $20,000 to unaffiliated directors, an additional $1,000 for each meeting attended and reimbursement for costs and expenses for attending such meetings. We did not pay the unaffiliated directors for one special meeting in 2003. We pay audit committee members $1,000 and the chairman of the audit committee $1,300 each quarter. Members of the board of directors are also eligible to receive awards under our stock option plans and receive quarterly dividend equivalent rights ("DERS"). Messrs. Tomkinson and Ashmore received no additional compensation for their services as a director.

BOARD MEMBER INDEPENDENCE

     Section 303A.02 "Independence Test" of the New York Stock Exchange Listed Company Manual describes the requirements for a director to be deemed independent by the NYSE. After reviewing the relationships with our directors, with the exception of Mr. Tomkinson, our CEO, and Mr. Ashmore, our President and Chief Operating Officer, each director meets the NYSE independence requirements. Therefore, our board of directors is comprised of a majority of independent directors, as required in Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein infers compliance with the NYSE independence tests.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     Twelve regular meetings of the board of directors and one special meeting were held during 2003. Each director attended at least 75% of the aggregate of the total number of meetings held by the board of directors and a majority of the total number of meetings held by those committees of the board of directors on which such director served.

     We encourage all directors to attend the annual meeting of stockholders. In 2003, all except one of our directors attended the annual meeting of stockholders.

COMMITTEES AND CORPORATE GOVERNANCE

     The current standing committees of our board of directors are the audit committee, the compensation committee, and the corporate governance and nomination committee. Each of these committees has a written charter approved by our board of directors. The members of the committees and a description of the principal responsibilities of each committee are described below.

     Our board of directors has adopted corporate governance guidelines. The corporate governance guidelines include items such as criteria for director qualifications, director responsibilities, committees of the board, director access to officers and employees, director compensation, orientation and continuing education, evaluation of the CEO, and annual performance evaluation. The board of directors has chosen not to impose term limits with regard to service on the board in the belief that continuity of service and the past contributions of the board members who have developed an in-depth understanding of the company and its business over time bring a seasoned approach to IMH's governance. Each director is to act on a good faith basis and informed business judgment in a manner such director reasonably believes to be in the best interests of the company.

     A copy of each committee charter and our corporate governance guidelines can be found on our website at www.impaccompanies.com by clicking "Investor Relations" and then "Corporate Governance," and is available in print upon request to the Secretary of Impac Mortgage Holdings, Inc.

The Audit Committee

     The audit committee is responsible for overseeing, on behalf of our board of directors: (1) the integrity of the company's financial statements, (2) the appointment, compensation, qualifications, independence and performance of our independent auditors, (3) our compliance with legal and regulatory requirements, and (4) the performance of our internal audit and controls function. The audit committee met 10 times during 2003 and consists of Frank P. Filipps, Leigh J. Abrams and James Walsh. Each of Messrs. Filipps, Abrams and Walsh is an independent director under the NYSE listing standards and as set forth in
Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder. A copy of the audit committee charter is attached as Appendix A to this proxy statement.

Audit Committee Financial Expert

     Our board of directors has determined that at least one person serving on the audit committee is an "audit committee financial expert" as defined under
Item 401(h) of Regulation S-K. Frank P. Filipps, Chairman of the audit committee, satisfies the "audit committee financial expert" criteria established by the SEC.

The Compensation Committee

     The compensation committee is responsible for (1) determining the cash and non-cash compensation of our executive officers as defined in the rules promulgated under Section 16 of the Exchange Act, (2) evaluating the performance of our executive officers and assessing management succession planning, (3) recommending to our board of directors the cash and non-cash compensation policies for our non-employee directors, (4) making recommendations to our board of directors with respect to the administration of our stock-based and other incentive compensation plans, and (5) assisting our board of directors in evaluating potential candidates for executive officer positions with the company. The compensation committee met 8 times during 2003 and consists of James Walsh and William E. Rose.

The Corporate Governance and Nomination Committee

     The corporate governance and nomination committee consists of Leigh J. Abrams, William E. Rose, and Stephan R. Peers. The committee did not hold any meetings during 2003. The corporate governance and nomination committee assists the board of directors in (1) identifying qualified individuals to become members of the board of directors, (2) determining the composition of the board of directors and its committees, (3) selecting the director nominees for the next annual meeting of stockholders, (4) monitoring a process to assess board effectiveness, and (5) developing, implementing and monitoring policies and processes related to our corporate governance.

The Director Nomination Process

     The corporate governance and nomination committee has the authority to lead the search for individuals qualified to become members of the company's board of directors and to select or recommend to the board director nominees to be presented for stockholder approval. The committee will select individuals who have high personal and professional integrity, have demonstrated ability and sound judgment and were or are effective, in conjunction with other director nominees, in collectively serving the long-term interests of our stockholders. The committee may use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee may meet to discuss and consider candidates' qualifications and then choose a candidate by majority vote.

     The corporate governance and nomination committee will consider nominees recommended in good faith by our stockholders so long as these nominees meet the requirements of the NYSE. Stockholders should submit the candidates name, credentials, contact information and his or her written consent to be considered as a candidate. These recommendations should be submitted in writing to our Secretary no later than December 15, 2004. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

Code of Business Conduct and Ethics

     We have adopted a code of business conduct and ethics. This code of ethics applies to our directors, executive officers and employees. This code of ethics is publicly available in the corporate governance section of the investor relations page of our website located at www.impaccompanies.com and in print upon request to the Secretary at Impac Mortgage Holdings, Inc., 1401 Dove Street, Newport Beach, California, 92660. If we make amendments to the code of ethics or grant any waiver that the SEC requires us to disclose, we will disclose the nature of such amendment or waiver on our website.

STOCKHOLDER COMMUNICATION WITH OUR BOARD OF DIRECTORS

     Stockholders who wish to contact any of our directors either individually or as a group may do so by writing them c/o Ronald M. Morrison, Secretary, Impac Mortgage Holdings, Inc., 1401 Dove Street, Newport Beach, California 92660, by telephone at (949) 475-3942 or by email to rmorrison@impaccompanies.com, specifying whether the communication is directed to the entire board or to a particular director. Stockholder letters are screened by company personnel based on criteria established and maintained by our corporate governance and nomination committee, which includes filtering out improper or irrelevant topics such as solicitations.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS

     Our board of directors will have four regularly scheduled meetings per year for the non-management directors without management present. At these sessions, the non-management directors will review strategic issues for consideration by our board of directors, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. Stockholders may communicate with the non-management directors as a group by utilizing the communication process identified in the "Stockholder Communication with our Board of Directors" section of this proxy statement or by email to independentdirectors@impaccompanies.com . If non-management directors include a director that is not an independent director, then at least one of the scheduled executive sessions will include only independent directors.

                             EXECUTIVE COMPENSATION

     The following table presents compensation paid to our executive officers for the years ended December 31, 2003, 2002 and 2001 (the "Named Executive Officers").



                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                   ANNUAL COMPENSATION                   AWARDS
                                        -------------------------------------------  ----------------
                                                                      OTHER ANNUAL     SECURITIES           ALL OTHER
                                         SALARY                       COMPENSATION     UNDERLYING          COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR      ($)          BONUS($)          ($)(4)      OPTIONS (SHARES)(#)     ($)(5)
--------------------------------------  ---------  -----------------  -------------  -------------------  -------------
Joseph R. Tomkinson              2003    453,107    4,476,652(1)(2)        506,400           150,000         10,357
    Chairman of the Board and    2002    320,427    2,827,337(1)(2)        436,800           100,000          9,662
    Chief Executive Officer of   2001    310,561    1,091,992(1)(2)        178,892           340,000          9,903
    IMH, IFC and IWLG

William S. Ashmore               2003    407,742    4,417,146(1)(2)        416,000           150,000         10,084
    President and Chief          2002    254,533    2,402,710(1)(2)        358,000           100,000          8,811
    Operating Officer of IMH;    2001    246,403      999,252(1)(2)        144,000           300,000          9,150
    President of IFC and IWLG

Richard J. Johnson               2003    254,280    3,060,335(1)           293,000           150,000          9,546
    Executive Vice President     2002    161,591    1,511,840(1)           252,169           100,000          8,271
    and Chief Financial          2001    156,428      574,386(1)           102,369           240,000          8,590
    Officer of IMH, IFC and
    IWLG

Ronald M. Morrison               2003    230,866           --              128,000            50,000          9,919
    General Counsel and          2002    215,292       37,337              110,408            20,000          8,736
    Secretary of IMH, IFC and    2001    204,985           --               62,185            80,000          8,832
    IWLG

Gretchen D. Verdugo              2003    156,683      374,959(3)             5,768            50,000          9,462
    Executive Vice President     2002    215,348      117,132(3)             5,998            20,000          8,189
    of IWLG                      2001    162,000       82,749(3)             6,230            40,000          8,403

------------------

(1) Until April 1, 2003, includes incentive compensation under the previous employment agreements and, after that, the incentive compensation under the new employment agreements as described in "--Employment Agreements."

(2) Until April 1, 2003, includes a bonus based on IFC's total loan production, not to exceed base salary.

(3) Includes a quarterly bonus based on average outstanding warehouse advances to non-affiliated clients.

(4) Includes a car allowance and non-preferential cash payments based on DER awards attached to options granted

(5) For 2003, consists of group term-life insurance payments and 401(k) contributions, respectively, as follows: Mr. Tomkinson-$2,227 and $8,130, Mr. Ashmore-$1,954 and $8,130, Mr. Johnson-$1,416 and $8,130, Mr.
     Morrison-$1,789 and $8,130 and Ms. Verdugo-$1,332 and $8,130.



     The following table sets forth information concerning individual grants of stock options in 2003 to the Named Executive Officers:


                                                           INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE VALUE AT
                                   -------------------------------------------------------------------    ASSUMED ANNUAL RATES OF
                                    NUMBER OF                                                           STOCK PRICE APPRECIATION FOR
                                    SECURITIES        PERCENT TO                                               OPTION TERM(5)
                                    UNDERLYING       TOTAL OPTIONS         EXERCISE OR                  ---------------------------
                                      OPTIONS         GRANTED TO           BASE PRICE     EXPIRATION
          NAME                      GRANTED(#)(1)     EMPLOYEES(2)        ($/SHARES)(3)     DATE(4)          5%             10%
-------------------------------   -----------------  ----------------     --------------  ------------  -----------   ------------
Joseph R. Tomkinson                    150,000             11%                 14.27        07/29/07      $461,291      $993,406
William S. Ashmore                     150,000             11%                 14.27        07/29/07       461,291       993,406
Richard J. Johnson                     150,000             11%                 14.27        07/29/07       461,291       993,406
Ronald M. Morrison                      50,000              4%                 14.27        07/29/07       153,764       331,135
Gretchen D. Verdugo                     50,000              4%                 14.27        07/29/07       153,764       331,135

-------------------
(1) Options vest equally over a three-year period commencing the first year after the date of grant.

(2) The total number of options granted to our employees, excluding 200,000 shares underlying options granted to unaffiliated directors, during 2003 was 1,348,000.

(3) The exercise price per share of options granted represents the fair market value of the underlying shares of common stock on the date the options were granted.

(4)  Such stock options expire four years from the date of grant.

(5) In order to comply with the rules of the SEC, we are including the gains or "option spreads" that would exist for the respective options we granted to the named executive officers. We calculated these gains by assuming an annual compound stock price appreciation of 5% and 10% from the date of the option grant until the termination date of the option. These gains do not represent our estimate or projection of the future price of the common stock.

      The following table sets forth information concerning option exercises in 2003 and option values as of year-end 2003 to the Named Executive Officers:

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                                    OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                 SHARES                               YEAR-END (#)         FISCAL YEAR-END ($) (3)
                               ACQUIRED ON         VALUE       -------------------------- -----------------------------
                              EXERCISE(#)(1)    REALIZED($)(2) EXERCISABLE UN-EXERCISABLE  EXERCISABLE   UN-EXERCISABLE
 -------------------------  ------------------ --------------- ----------- -------------- -------------  --------------
 Joseph R. Tomkinson               10,000           71,100        319,999     250,001        4,100,591     1,426,009
 William S. Ashmore                99,999          654,660        200,000     250,001        2,806,000     1,426,009
 Richard J. Johnson                66,666          390,780        140,000     250,001        1,964,200     1,426,009
 Ronald M. Morrison                 6,667           53,603        66,666      70,001           702,095       364,008
 Gretchen D. Verdugo               24,999          151,232          --        75,001                --       435,808


---------------
(1) Shares acquired on exercise includes all shares underlying the stock option or portion of the option exercised, without deducting shares held to satisfy tax obligations, if any, sold to pay the exercise price or otherwise disposed of.

(2) The value realized of exercised options is the product of (a) the excess of the per share fair market value of the common stock on the date of exercise over the per share option exercise price and (b) the number of shares acquired upon exercise.

(3) The value of unexercised "in-the-money" options is based on a price per share of $18.21, which was the price of a share of common stock as quoted on the New York Stock Exchange at the close of business on December 31, 2003, minus the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

     On April 1 2003, new employment agreements between IFC and each officer became effective, which replaced the then-existing employment agreements. Until April 1, 2003, under the previous agreements, if our annualized return on equity during any fiscal quarter was in excess of the ten-year U.S. Treasury rate plus 200 basis points, Messrs. Tomkinson, Ashmore and Johnson received additional incentive compensation of 4.0875%, 4.25%, and 3.0%, respectively, of such excess. 18% of each officer's incentive compensation, until such time as the employee turns 55 years old, was deposited in a deferred compensation plan, one-third of which was released one year from the quarter in which it is deposited plus the applicable accrued interest on such released amount at a rate of the ten year average yield, as defined therein, plus 200 basis points. 80% of the remainder of the incentive compensation was paid to each officer in cash.

     New Employment Agreements. The new employment agreements of Joseph R. Tomkinson, William S. Ashmore and Richard J. Johnson became effective on April 1, 2003. Each agreement, unless terminated earlier pursuant to the terms of such agreement, expires on December 31, 2007.

     Guaranty. Since IMH will receive direct and indirect benefits from the performance of the officers under each of the employment agreements, IMH executed a guaranty in favor of each the officers. Under the terms of each guaranty, IMH promises to pay any and all obligations owed to the officers in the event of default by IFC.

     Base and Other Compensation. Pursuant to the terms of the employment agreements, Joseph R. Tomkinson receives an annual base salary of $600,000, William S. Ashmore receives an annual base salary of $500,000 and Richard J. Johnson receives an annual base salary of $250,000. In exchange for increased base salaries, Mr. Tomkinson and Mr. Ashmore will no longer receive commission on loan acquisitions and originations by the mortgage operations, which were provided for in their previous employment agreements. Each officer's base salary is not subject to any annual adjustment. The executive officers receive other benefits, such as a car allowance, health benefits and accrued vacation. The executive officers are prohibited, without the prior approval of the board of directors, from receiving compensation, directly or indirectly, from companies with whom we have any financial, business or affiliated relationship.

     Incentive Compensation. Each executive officer receives incentive compensation, which is paid to each executive officer in an amount equal to our excess income, which is the greater of zero or net income, minus the product of
(i) the ten year U.S. treasury rate plus 200 basis points and (ii) the average net worth multiplied by the number of days in the quarter and divided by 365, multiplied by 4.0875% in the case of Joseph Tomkinson, 4.25% in the case of William Ashmore, and 3.0% in the case of Richard Johnson. Net income is determined in accordance with the then-current tax law before the total incentive compensation is paid to the officers, the deduction for dividends paid and any net operating loss deductions arising from prior periods. The ten year U.S. treasury rate is generally the arithmetic average of the weekly per annum ten year average yields published by the Federal Reserve Board during the quarter. Average net worth is, for any quarter, IMH's accumulated net worth of $625.1 million at December 31, 2003 plus, subsequent to December 31, 2003, the weighted average daily sum of the gross proceeds from any sale of IMH's equity securities, before deducting any underwriting discounts and commissions and other expenses; plus the average balance for the quarter of IMH's retained earnings; less the weighted average daily sum of the gross proceeds used to repurchase IMH's stock; less the average balance for the quarter of the cumulative dividends declared; plus an amount equal to prior period losses, as defined in the agreements.

     The incentive compensation will generally be calculated and reviewed by the compensation committee within 30 days after each quarter. The incentive compensation will be paid in cash, and the executive officers may elect to defer any component of their compensation in an approved, Company sponsored, deferred compensation plan.

     Severance Compensation. If the executive officer's employment is terminated for any reason, other than without cause or good reason (as such terms are defined in the agreement), the executive officer will receive his base compensation, benefits, and pro rata incentive compensation through the termination date. In addition, if the executive officer is terminated without cause or if the executive resigns with good reason, the executive officer will receive the following:

     (i) an additional 30 months of base salary of which 12 month's worth of base salary will be paid on the termination date and the other 18 month's worth of base salary will be paid on the normal salary payment dates over that period;

     (ii) benefits paid over the 30 month period following the termination date, provided certain conditions are met; and

    (iii) incentive compensation payments determined and paid as follows:

          a. on the termination date, the executive officer will be paid an amount equal to the prior three quarters' worth of incentive compensation;

          b. 30 days after the quarter in which the termination date occurs, the incentive compensation for that quarter that the executive officer would have been entitled to receive had the executive officer not been terminated; and

          c. for the six quarters after the quarter in which the termination date occurs, the executive officer will be paid his incentive compensation at the time such compensation would have been paid had the executive officer not been terminated; provided that the executive officer's incentive compensation for each quarter will not be less than 50% nor more than 100% of the average quarterly new incentive compensation for the four quarters immediately preceding the termination date.

     Each executive officer has agreed not to compete with us and our subsidiaries and affiliates during the 30 months that severance payments are made to the executive officer, provided that the agreement not to compete will be waived if the executive officer forgoes the severance compensation.

     Pursuant to an employment agreement, dated September 1, 2001, Ronald M. Morrison received a base salary of $210,000, subject to annual review and upward adjustment or no adjustment at management's sole discretion, and a quarterly bonus equal to the aggregate dividend Mr. Morrison would receive on shares underlying his stock options on the date of the agreement and on the date of the payment of such bonus. The term of the employment is two years. Mr. Morrison is also eligible to receive stock options under our stock option plans, a monthly car allowance and expense reimbursements.

     Gretchen Verdugo has an "at will" employment letter with the warehouse lending operations pursuant to which she is eligible to receive an annual discretionary bonus of up to 30% of her base salary, which is based 50% on corporate profitability and 50% on individual performance, and a quarterly bonus based on average outstanding warehouse advances to non-affiliated clients. Ms. Verdugo also receives a car allowance.

     Deferred Compensation Plan. Employees who hold a position of at least Vice President and perform functions as an officer and are deemed highly compensated are eligible to participate in our deferred compensation plan. Participants may defer up to 50% of their annual salary and their entire bonus or commissions on a yearly basis. Participants may designate investments based on investment choices provided to them.


                      REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION POLICIES AND PHILOSOPHY

     The compensation committee administers the policies governing our executive compensation program. All issues pertaining to executive compensation are reviewed and approved by the compensation committee and approved by our board of directors. The compensation committee believes that executive compensation should reward sustained earnings and long-term value created for stockholders, promote increased performance and reflect our business strategies and long-range plans.

     The compensation committee's policies regarding executive compensation include maintaining efforts to attract and retain key high caliber executives and to provide competitive levels of compensation. Our executive compensation philosophy is to set base salary at a competitive market rate and then, with regards to three of our executive officers, to provide incentive-based compensation that fluctuates according to our taxable net income (subject to certain adjustments) and return on equity. In other cases, we seek to provide incentive compensation based on corporate profitability, performance of a business segment and individual performance.

COMPENSATION IN 2003

     Each executive officer's compensation is comprised of three principal components: base salary, incentive compensation and stock options or awards granted pursuant to our Stock Option Plans.

     Under their previous employment agreements with IFC, the base salary and incentive compensation for each of Messrs. Tomkinson, Ashmore and Johnson were determined by the agreement with IFC and reviewed at least annually by the compensation committee of IMH. Up until April 1, 2003, pursuant to the terms of the previous employment agreements, Messrs. Tomkinson and Ashmore were entitled to a quarterly performance bonus based on a percentage of the principal amount of loans acquired by IFC each quarter; however such bonuses are not included in the new employment agreements. For the remainder of 2003, each of Messrs. Tomkinson, Ashmore and Johnson was entitled to the incentive compensation pursuant to the new employment agreements. The criteria and calculation of the incentive compensation are described above in "Employment Agreements." The purpose of the incentive compensation is to provide quarterly incentives in a manner designed to reinforce IMH's performance and financial related goals. Under the new employment agreements, the base salaries for Messrs. Tomkinson, Ashmore and Johnson are not subject to annual adjustments.

     Consistent with our policies, during 2003, Ms. Verdugo received a quarterly bonus that is based on IWLG's average outstanding advances to nonaffiliated customers. During 2003, Mr. Morrison received quarterly bonuses equal to the aggregate dividend Mr. Morrison would have received from IMH on specified shares underlying some of his stock options on the date of his employment agreement and on the date of the payment of each bonus.

     The compensation committee believes that the total compensation package of the Named Executive Officers should be linked to such factors as taxable net income, return on equity and business performance, and to the attainment of planned objectives established at the beginning of the year. Since the fourth quarter of 1998, we have made a number of strategic changes in our businesses, which have resulted in yearly improvements in our operations. Due to our performance during 2003, most of the Named Executive Officers received larger bonuses for 2003 than they received in the immediately preceding years.

     As stock dividends is one of the components that we use to measure our performance, we may also grant stock options with DERs to align the long-range interest of our Named Executive Officers with the interests of our stockholders. The amount of stock options and DERs that is granted to an officer is determined by taking into consideration the officer's position with IMH, overall individual performance, our performance and an estimate of the long-term value of the award considering current base salary and any cash bonus awarded. DERs did not accompany the options that were granted to the Named Executive Officers in 2003.

COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER IN 2003

     For 2003, the compensation committee applied the principles and policies discussed above in examining the compensation of Joseph R. Tomkinson, our Chief Executive Officer. Mr. Tomkinson's compensation is based on the terms of his current employment agreement. The compensation committee believes that Mr. Tomkinson, as Chief Executive Officer, significantly and directly influences our overall performance. Mr. Tomkinson's incentive compensation during 2003 was directly tied to our financial performance pursuant to the terms of his employment agreement.

POLICY OF DEDUCTIBILITY OF COMPENSATION

     Section 162(m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other Named Executive Officers to the extent that compensation of a particular executive exceeds $1.0 million, unless such compensation was based upon performance goals determined by a compensation committee consisting solely of two or more outside directors, the material terms of which are approved by a majority vote of the stockholders prior to the payment of such remuneration. The incentive compensation under the current employment agreements with each of Messrs. Tomkinson, Ashmore and Johnson and our Stock Option Plans are structured with the intent to meet the compensation deduction under Section 162(m).

     The compensation committee intends to review our compensation programs to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to our existing compensation program that will enable IMH to continue to attract and retain key individuals while optimizing the deductibility to IMH of amounts paid as compensation. However, this policy does not rule out the possibility that compensation may be approved that may not qualify for the compensation deduction if, in light if all applicable circumstances, it would be in the best interests of the company for such compensation to be paid.

CONCLUSION

     The compensation committee believes that its overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group, which will create added stockholder value.

                                                      COMPENSATION COMMITTEE:

                                                      William E. Rose (Chairman)
                                                      James Walsh

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2003, our compensation committee consisted of Messrs. Walsh and Rose. No member of the compensation committee was, during the fiscal year, an officer or employee of IMH, nor was any member of the compensation committee formerly an officer of IMH. In 2003, a company of which the brother of our director, James Walsh, is the sole owner, received commissions in the aggregate of approximately $153,000 from the company in connection loan purchases and originations. Mr. Walsh's brother was entitled to forty percent of those commissions.

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a performance graph comparing the cumulative total stockholder return on our common stock, the S&P 500 Stock Index, an index average of our prior peer group and an index average of our new peer group, each peer group composed of comparable publicly-traded companies in the mortgage business, and in each case for the period commencing on December 31, 1998 through December 31, 2003. The prior peer group includes Annaly Mortgage Management, Anworth Mortgage Asset Corporation, Hanover Capital Mortgage Holdings, Inc., Redwood Trust, Inc. and Thornburg Mortgage Asset Corporation. The new peer group includes the companies in the prior peer group and also includes Novastar Financial, Inc., American Home Mortgage Holdings, Inc., MFA Mortgage Investments, Inc. and Newcastle Investment Corp. In December 2003, Apex Mortgage Capital, Inc., which was previously included in the peer group index, merged into American Home Mortgage Holdings, Inc. The additional companies have been included in order to broaden the peer group index. The graph assumes $100 invested on December 31, 1998 in our common stock, the S&P 500 Stock Index, the stock index of the prior peer group and the stock index of the new peer group and reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG IMPAC MORTGAGE HOLDINGS, INC.,
                       S&P 500 INDEX AND PEER GROUP INDEX

[GRAPHIC OMITTED]

                                  1998    1999    2000    2001    2002    2003
                                  ----    ----    ----    ----    ----    ----
IMPAC MORTGAGE HOLDINGS, INC.    100.00  100.27   79.73  250.04  396.07  714.52
PRIOR PEER GROUP INDEX           100.00  109.47  145.64  291.65  357.99  566.10
S&P 500 INDEX                    100.00  121.04  110.02   96.95   75.52   97.18
NEW PEER GROUP INDEX             100.00  104.52  133.89  285.82  368.82  676.51


                      ASSUMES $100 INVESTED ON JAN. 1, 1999
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2003

                          REPORT OF THE AUDIT COMMITTEE

     The audit committee of our board of directors is responsible for providing independent, objective oversight of our accounting functions and internal controls. The audit committee is currently comprised of three directors, each of whom is independent as defined by the New York Stock Exchange listing standards. The audit committee operates under a written audit committee charter approved by the board of directors on June 24, 2003.

     Management is responsible for our internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the audit committee met with management and the independent auditors to review and discuss the December
31, 2003 financial statements. The audit committee also discussed with the independent auditors the matters required by Statement on Auditing Standards ("SAS") No. 61 (Communication with Audit Committees) as may be modified or supplemented. The audit committee also received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) which requires the written disclosure of all relationships between us and our independent auditors that, in the independent auditor's professional judgment, may reasonably be thought to bear on independence and confirmation that, in its professional judgment, it is independent of the company that it is auditing.

     Based on the audit committee's discussions with management, review of the independent auditor's letter and discussions with the independent auditors, the audit committee has recommended that the board of directors include the audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

     The audit committee has reviewed the non-audit fees described below and has concluded that the amount and nature of those fees is compatible with maintaining the independent auditors' independence.

                                                    AUDIT COMMITTEE:

                                                    Frank P. Filipps (Chairman)
                                                    James Walsh
                                                    Leigh J. Abrams

SELECTION OF INDEPENDENT AUDITORS

     The board of directors has selected and appointed KPMG LLP ("KPMG") to act as external independent auditors for the year ending December 31, 2004. KPMG completed the audits of the financial statements of IMH for the fiscal year ended December 31, 2003. KPMG issued unqualified reports on IMH's financial statements for the fiscal years ended December 31, 1995 through December 31, 2003, and IFC's financial statements for the fiscal years ended since December 31, 1995 through December 31, 2002. As of December 31, 2003, IFC's financial statements have been consolidated with the financial statements of IMH. To date, we have had no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures.

     Representatives of KPMG are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

INFORMATION REGARDING AUDITORS' FEES

     During the fiscal year ended December 31, 2003, we retained KPMG as independent auditors. The following table sets forth the aggregate fees billed to us by our principal accountant, KPMG, for the periods indicated.

                                               FOR THE YEAR ENDED DECEMBER 31,
                                              ----------------------------------
                                                    2003              2002
                                                 ------------      ------------
Audit fees                                      $    605,000      $    325,000
Audit-related fees (1)                               362,000           564,000
Tax fees (2)                                              --           385,000
All other fees                                            --                --
                                                 ------------      ------------
  Total audit and non-audit fees                $    967,000      $  1,274,000
                                                 ============      ============


------------------
(1) Includes fees for structured finance assistance, audit of 401(k) plan and audit of master servicing policies and procedures.
(2) Includes preparation of corporate tax returns, REIT status and tax compliance issues and review of income tax provisions. In 2003, another party was engaged to provide these services.

PRE-APPROVAL POLICIES AND PROCEDURES FOR AUDIT AND NON-AUDIT SERVICES

     The audit committee pre-approves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The audit committee may form and delegate authority to subcommittees consisting of one or more members of the audit committee when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full audit committee at its next scheduled meeting. In pre-approving the services in 2003 under audit related fees, tax fees or all other fees, the audit committee did not rely on the de minimis exception to the SEC pre-approval requirements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership of such securities with the SEC. Directors, executive officers and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on review of the copies of such reports furnished to us during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent stockholders were satisfied by such persons, except for Joseph R. Tomkinson, who filed a late Form 4 reporting the purchase of shares.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Related party transactions between the long-term investment operations and the warehouse lending operations and subsidiaries and affiliates, primarily the mortgage operations, which occurred during the non-consolidation period, as described below. All related party transactions between the long-term investment operations and the warehouse lending operations and the mortgage operations, which occurred during the consolidation period were eliminated in consolidation, as described below.

ARRANGEMENTS WITH IFC

     On July 1, 2003, IMH purchased from Joseph R. Tomkinson, our Chairman, CEO and a director, William S. Ashmore, our Chief Operating Officer, President and a director, and the Johnson Revocable Living Trust, of which Richard J. Johnson, IMH's Executive Vice President and CFO, all of the outstanding shares of common stock of IFC for aggregate consideration of $750,000 which resulted in goodwill of approximately $486,000. Mr. Tomkinson elected to receive $125,000 worth of his consideration for the sale of his IFC shares of common stock in the form of 7,687 shares of IMH common stock and the balance in cash. Each of Messer's. Tomkinson and Ashmore and the Johnson Revocable Living Trust owned one-third of the outstanding common stock of IFC. Joseph R. Tomkinson is also IFC's CEO and a director, William S. Ashmore is also IFC's President and a director, and Richard J. Johnson is also CFO and a director of IFC. The fairness opinion related to the purchase of IFC by IMH, as rendered by an independent financial advisor, and the subsequent transaction was approved by the board of directors. The common stock of IFC represents 1% of the economic interest in IFC. IMH currently owns all of the outstanding common and preferred stock of IFC, which represents 100% of the interest in IFC. As a result of acquiring 100% of IFC's common stock, as of July 1, 2003 IMH began to consolidate IFC as of that date. Due to the consolidation of IFC on July 1, 2003, the consolidated financial statements include the results of operations of the mortgage operations for the period from January 1, 2003 to June 30, 2003 (the "non-consolidation period") as equity in net earnings of IFC and for the period from July 1, 2003 to December 31, 2003 (the "consolidation period") on a consolidated basis.

   Cost Allocations. The long-term investment operations and mortgage operations entered into a premises operating sublease agreement to rent approximately 74,000 square feet of office space in Newport Beach, California, for a ten-year term, which expires in May 2008. The mortgage operations pay monthly rental expense and allocate the cost to the long-term investment operations and warehouse lending operations on the basis of square footage occupied. Total expense allocated to the long-term investment operations and warehouse lending operations during the non-consolidation period was $103,000.

   Credit Arrangements. The warehouse lending operations maintains a $800.0 million uncommitted warehouse financing facility with the mortgage operations. Advances under the warehouse facility bear interest at Bank of America's prime rate minus 0.50%. Interest income recorded by the warehouse lending operations related to the warehouse line provided to the mortgage operations during the non-consolidation period was $10.5 million.

     The long-term investment operations and warehouse lending operations paid the mortgage operations for management and operating services based upon usage, which management believes is reasonable. Total cost allocations incurred by the long-term investment operations and warehouse lending operations for the non-consolidation period was $1.4 million.

     During the non-consolidation period and in the normal course of business, the long-term investment and warehouse lending operations may advance or borrow funds on a short-term basis with the mortgage operations. These short-term advances and borrowings bear interest at a fixed rate of 8% per annum. Interest income recorded by the long-term investment and warehouse lending operations related to short-term advances with the mortgage operations during the non-consolidation period was $240,000. Interest expense recorded by the long-term investment and warehouse lending operations related to short-term borrowings with the mortgage operations during the non-consolidation period was $330,000.

     During 1999, the long-term investment operations advanced $14.5 million in cash to the mortgage operations at an interest rate of 9.50% per annum due June 30, 2004 in exchange for an interest only note to fund the operations of the mortgage operations and other strategic opportunities deemed appropriate by the mortgage operations. Interest income recorded by the long-term investment operations related to the note to the mortgage operations during the non-consolidation period was $689,000.

     Transactions with the mortgage operations. During the non-consolidation period, the long-term investment operations purchased mortgages from the mortgage operations having a principal balance of $2.2 billion with premiums of $45.3 million. Servicing rights on substantially all mortgages purchased by the long-term investment operations were retained by the mortgage operations.

     The mortgage operations acts as a servicer of mortgages acquired on a "servicing-released" basis by the long-term investment operations from the mortgage operations pursuant to the terms of a servicing agreement, which became effective on November 20, 1995. The mortgage operations subcontract substantially all of its servicing obligations under such loans to independent third parties pursuant to sub-servicing agreements.

     During the non-consolidation period, the long-term investment operations and warehouse lending operations were allocated data processing, executive and operations management, and accounting services that the mortgage operations incurred during the normal course of business. The mortgage operations charged the long-term investment operations and warehouse lending operations for these services based upon usage, which management believes was reasonable. Total cost allocations charged to the long-term investment operations and warehouse lending operations by the mortgage operations during the non-consolidation period was $1.4 million.

TRANSACTIONS WITH MANAGEMENT

     On December 10, 2001, the mortgage operations provided William S. Ashmore, President of IFC, with a $600,000 adjustable rate mortgage to provide financing with an initial rate of 4.13%. In the opinion of management, the loan was in the ordinary course of business, substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. This loan has been included in a pool of loans as CMO collateral. As of December 31, 2003, the outstanding principal balance on the mortgage was $558,000.

    On February 27, 2003, the mortgage operations provided William S. Ashmore, President of IFC, with a $295,600 fixed rate mortgage to provide financing with an initial rate of 5.50%. In the opinion of management, the loan was in the ordinary course of business, substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. This loan was sold to a third party.

OTHER ARRANGEMENTS

     IFC has entered into an insurance commitment program with Radian Guaranty, Inc. Frank P. Filipps, a director, is the Chairman and Chief Executive Officer of Radian Group, Inc. and its principal subsidiary, Radian Guaranty, Inc. Radian Guaranty has agreed to insure mortgage loans acquired or originated by IFC that meet certain credit criteria. IFC pays Radian on a monthly basis. The amount paid depends on the number of mortgage loans insured by Radian and the credit quality of the mortgages. For the year ended December 31, 2003, IFC paid an aggregate of $6.9 million to Radian in connection with the insurance program. This includes only lender paid mortgage insurance.

     In 2003, a company of which the brother of our director, James Walsh, is the sole owner, received commissions in the aggregate of approximately $153,000 from us in connection with loan purchases and originations. Mr. Walsh's brother was entitled to forty percent of these commissions. James Walsh did not receive any of these commissions.

     Sandler O'Neill & Partners, L.P. participated as an underwriter in common stock offerings of the Company in December 2003 and February 2004. Stephan R. Peers, a director of IMH, is a managing director of Sandler O'Neill & Partners, L.P.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of the April 2, 2004 by (i) each director, (ii) each executive officer, and (iii) all directors and executive officers as a group. As of April 2, 2004, there were no persons known to us to beneficially own more than five percent of our common stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                            NUMBER OF SHARES    PERCENTAGE OF SHARES
                       NAME OF BENEFICIAL OWNER(1)                         BENEFICIALLY OWNED   BENEFICIALLY OWNED
-------------------------------------------------------------------------- -------------------- -------------------
Joseph R. Tomkinson (2)                                                           559,684               *
William S. Ashmore (3)                                                            291,541               *
Richard J. Johnson (4)                                                            248,215               *
Ronald M. Morrison (5)                                                             91,778               *
Gretchen D. Verdugo                                                                 2,564               *


                                       18


James Walsh (6)                                                                    51,083               *
Frank P. Filipps (7)                                                               68,749               *
Stephan R. Peers (8)                                                               37,749               *
William E. Rose (7)                                                                47,499               *
Leigh J. Abrams (9)                                                                29,500               *
Unaffiliated  directors and executive officers as a group (10 persons)(10)      1,428,362              2.25

*    Less than 1%
(1) All named beneficial owners can be contacted at 1401 Dove Street, Newport Beach, California 92660.
(2) Includes options to purchase 273,333 shares that were exercisable as of April 2, 2004 or have or will become exercisable within 60 days after such date.
(3) Includes (i) options to purchase 200,000 shares that were exercisable as of April 2, 2004 or have or will become exercisable within 60 days after such date, (ii) 37,683 shares held in a profit sharing plan with Mr. Ashmore and his wife as trustees, (iii) 50,533 shares held in trust with Mr. Ashmore and his wife as trustees, and (iv) 3,325 shares held as custodian for his children.
(4) Includes options to purchase 140,000 shares that were exercisable as of April 2, 2004 or have or will become exercisable within 60 days after such date.
(5) Includes options to purchase 66,666 shares that were exercisable as of April 2, 2004 or have or will become exercisable within 60 days after such date.
(6) Includes options to purchase 33,750 shares that were exercisable as of April 2, 2004 or have or will become exercisable within 60 days after such date.
(7) Consists of options that were exercisable as of April 2, 2004 or have or will become exercisable within 60 days after such date.
(8) Includes options to purchase 33,750 shares that were exercisable as of April 2, 2004 or have or will become exercisable within 60 days after such date.
(9) Includes options to purchase 22,500 shares that were exercisable as of April 2, 2004 or have or will become exercisable within 60 days after such date.
(10) Includes options to purchase an aggregate of 886,247 shares that were exercisable as of April 2, 2004 or have or will become exercisable within 60 days after such date.


                                 PROPOSAL NO. 2

                           AMENDMENT TO IMH'S CHARTER

     We are proposing to amend and restate Article VII of our charter so that nothing in the charter will preclude the settlement of transactions entered into through the facilities of the NYSE. We agreed to submit to our stockholders this amendment to our charter in connection with our listing of our shares of common stock on the NYSE. On March 25, 2004, the board of directors approved, and deemed advisable, the amendment to the charter, subject to approval by the company's stockholders.

     Pursuant to current Article VII, certain transactions that would result in a violation of the ownership limitations in our charter are void ab initio (i.e., void from the beginning), even if such transactions were entered into through the facilities of the NYSE. We are proposing to amend Article VII by adding a provision stating that nothing in the charter will preclude the settlement of transactions entered into through the facilities of the NYSE. Accordingly, a new provision would be added to Article VII and certain language stipulating that transactions in violation of our ownership limitations are void ab initio would be deleted. Certain provisions of current Article VII further provide that the shares of our common stock that would cause a stockholder to violate our ownership limitations are to be transferred to a trust for the benefit of a charitable beneficiary. Subject to the condition that nothing in the charter will preclude the settlement of transactions entered into through NYSE facilities, these provisions will continue to be effective under the amended charter.

     It is proposed to amend Article VII of our charter by deleting current
Article VII in its entirety and adding a new Article VII. The reason for amending the article in this manner is that the insertion of the new provision and the deletion of current portions discussed above will require the amendment of cross-references throughout Article VII. A form of new Article VII is attached to this proxy statement as Appendix B.

     If this proposal is approved, the amendment will be filed with the State Department of Assessments and Taxation of the State of Maryland.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY'S CHARTER.


                             STOCKHOLDERS' PROPOSALS

     Stockholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2005 annual meeting of stockholders, they must deliver a written copy of their proposal no later than December 15, 2004. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Securities Exchange Act of 1934, in order to be included in our proxy materials. Stockholders who wish to submit a proposal for consideration at our 2005 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our bylaws, deliver a copy of their proposal no later than the close of business on March 26, 2005 nor earlier than February 24, 2005. In either case, proposals should be delivered to 1401 Dove Street, Newport Beach, California 92660, Attention: Secretary. To avoid controversy and establish timely receipt by us, it is suggested that stockholders send their proposals by certified mail return receipt requested.

                                 OTHER BUSINESS

     The board of directors does not know of any other matter to be acted upon at the Meeting. However, if any other matter shall properly come before the Meeting, the proxy holders named in the proxy accompanying this proxy statement will have authority to vote all proxies in accordance with their discretion.

                                             By Order of the Board of Directors

                                             /s/ Ronald M. Morrison
                                             -----------------------------------
                                             Ronald M. Morrison, Secretary

Dated: April 14, 2004
Newport Beach, California

                                   Appendix A

                             AUDIT COMMITTEE CHARTER
               OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                          IMPAC MORTGAGE HOLDINGS, INC.

                           ADOPTED AS OF JUNE 24, 2003

1.       PURPOSES.

         The primary purposes of the Audit Committee (the "Committee") are to oversee on behalf of the company's Board of Directors (the "Board"): (a) the integrity of the company's financial statements, (b) the appointment, compensation, qualifications, independence and performance of the company's independent auditors, (c) the company's compliance with legal and regulatory requirements, and (d) the performance of the company's internal audit and controls function. The Committee's function is one of oversight only and shall not relieve the responsibilities of the company's management for preparing financial statements, which accurately and fairly present the company's financial results and condition, or the responsibilities of the independent auditors relating to the audit or review of financial statements.

2.       COMPOSITION.

         (a) At Least Three Members. The Committee shall consist of at least three independent directors as defined in Section 2(b) below. The Board shall designate a Committee member as the Chairperson of the Committee, or if the Board does not do so, the Committee members shall appoint a Committee member as Chairperson by a majority vote of the authorized members of the Committee members.

         (b) Independence. All members of the Committee shall be "independent" as defined in the listing standards of the New York Stock Exchange or such other national securities exchange on which the company's securities are then listed, as the same may be amended from time to time (the "listing standards"), the rules and regulations of the Securities and Exchange Commission (the "SEC") and any other laws applicable to the company. No Committee member shall be an affiliated person of the company or receive any compensation other than in his or her capacity as a member of the Committee, the Board of Directors or other Board committee, as defined in applicable SEC rules.

         (c) Financial Literacy. Each member of the Committee shall be financially literate upon appointment to the Committee, as such qualification is interpreted by the company's Board of Directors in its business judgment under the listing standards. At least one member of the Committee shall be an "audit committee financial expert" as defined in applicable SEC rules and regulations.

         (d) Appointment. Subject to the requirements of the listing standards and the bylaws of the company, the Board shall appoint Committee members at the first meeting of the Board following the Annual Meeting of Stockholders. Members of the Committee shall serve for one year terms and until their successors are appointed. The Board may fill vacancies on the Committee by a majority vote of the authorized number of directors, but may remove Committee members only with the approval of a majority of the independent directors then serving on the full Board.

         (e) Service on Other Audit Committees. No director is eligible to serve on the Committee if he or she serves on more than three public company audit committees (including the Committee).

         Notwithstanding the foregoing, if a director is a chief executive officer of another company, such director may not serve on more than one other public company audit committee in addition to the Committee.

3.       MEETINGS; REPORTS AND RESOURCES OF THE COMMITTEE.

         (a) Meetings. The Committee shall meet as often as it determines necessary or advisable, but not less frequently than quarterly. The Committee may also hold special meetings or act by unanimous written consent as the Committee may decide. The meetings may be in person or telephone. The Committee shall keep written minutes of its meetings and shall deliver a copy of such minutes to the Board and to the corporate secretary of the company for inclusion in the company's minute books. The Committee shall meet periodically with management, the internal auditors and the independent auditors in separate executive sessions. The Committee may request any officer or employee of the company or the company's outside counsel or the independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         (b) Procedures. The Committee may establish its own procedures, including the formation and delegation of authority to subcommittees, in a manner not inconsistent with this charter, the bylaws, applicable laws or regulations, or the listing standards. The Chairperson or majority of the Committee members may call meetings of the Committee. A majority of the authorized number of Committee members shall constitute a quorum for the transaction of Committee business, and the vote of a majority of the Committee members present at the meeting at which a quorum is present shall be the act of the Committee, unless in either case a greater number is required by this charter, the bylaws, applicable laws or regulations, or the listing standards.

         (c) Reports. The Committee shall make regular reports to the Board. The Committee shall provide to the Board at an appropriate time prior to preparation of the company's proxy statement for its Annual Meeting of Stockholders, a report of the Committee, which report shall be included in such proxy statement. The report shall include such information as may be required under the SEC's rules.

         (d) Committee Access and Resources. The Committee is at all times authorized to have direct, independent and confidential access to the company's other directors, management and personnel to carry out the Committee's purposes. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

4.       AUTHORITY AND RESPONSIBILITIES

         The Committee shall have the sole authority to appoint, retain, compensate, evaluate and terminate the company's independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financials reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

         The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section l0A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

         The Committee shall evaluate the adequacy of its own performance and this charter on an annual basis and shall report to the Board annually the results of an annual review by the Committee of its own performance and shall recommend any proposed changes to the Board for approval.

         The Committee, to the extent it deems necessary or appropriate, shall:

FINANCIAL STATEMENT AND DISCLOSURE MATTERS

         (a) Review and discuss with management and the independent auditors the annual audited financial statements and quarterly financial statements prior to the filing of such financial statements with the SEC, including the disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements should be included in the company's Annual Report Form 10-K.

         (b) Discuss with management and the independent auditors any significant financial reporting issues and judgments made in connection with the preparation of the company's financials statements, including any significant changes in the company's selection or application of accounting principles, any major issues as to the adequacy of the company's internal controls and any special steps adopted or which need to be adopted in light of material control deficiencies.

         (c) Effect or cause to be effected any revisions to the company's financial statements which the Committee deems necessary or advisable after consultation with the company's independent auditors or the Committee's advisors.

         (d) Review and discuss quarterly reports from the independent auditors on:

                  o All critical accounting policies and practices to be used.

                  o All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                  o Other material written communications between the independent auditors and management such as any management letter or schedule or unadjusted differences.

         (e) Discuss with management the company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

         (f) Discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the company's financial statements.

         (g) Discuss with management the company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company's risk assessment and risk management policies.

         (h) Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

         (i) Review disclosures made to the Committee by the company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company's internal controls.

         (j) Meet separately and periodically with management of the company and the employees of the company responsible for the internal audit.

OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

         (k) Review and evaluate the lead partner of the independent auditor team.

         (l) Obtain and review a report from the independent auditors at least annually regarding (i) the independent auditor's internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,
(iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent auditors and the company, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and, internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the Board.

         (m) Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

         (n) Establish policies for the company's hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the company.

         (o) Discuss with the national office of the independent auditors issues on which they were consulted by the company's audit team and matters of audit quality and consistency.

         (p) Meet separately and periodically with the independent auditors and discuss (i) the issues on which they were consulted by the company's audit team,
(ii) any matters of audit quality and consistency, and (iii) any audit problems or difficulties and management's response to such problems or difficulties.

OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

         (q) Review the appointment and replacement of the senior internal auditing employee. The Committee may consult with the Compensation Committee or the Chief Executive Officer of the company regarding the performance of such employee.

         (r) Review the significant reports to management prepared by the internal auditing department and management's responses.

         (s) Discuss with the independent auditors and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

         (t) Obtain from the independent auditors assurance that Section l0A(b) of the Exchange Act, which addresses the discovery and disclosure of any illegal act, has not been implicated.

         (u) Obtain reports from management, the company's senior internal auditing executive and the independent auditors that such persons are in compliance with applicable legal requirements and the company's Code of Ethics. Such reports shall also confirm that, to such person's knowledge, the company and its subsidiary and affiliated entities are in conformity with applicable legal requirements and the company's Code of Ethics. Review reports and disclosures of insider and affiliated party transactions or other conflicts of interest. Advise the Board with respect to the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's Code of Ethics, including the consideration of a waiver in the Code of Ethics.

         (v) Establish procedures for the receipt, retention and treatment of complaints received by the company from employees of the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.

         (w) Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the company's financials statements or accounting policies.

         (x) Discuss with the company's General Counsel legal matters that may have a material impact on the financial statements, or the company's compliance policies.

         (y) Review with the full Board any issues that arise with respect to the quality or integrity of the company's financial statements, the company's compliance with legal or regulatory requirements, the performance and independence of the company's independent auditors, or the performance of the internal audit function.

5.       LIMITATION OF AUDIT COMMITTEE'S ROLE

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the company's financials statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles applicable rules and regulations. These are the responsibilities of management and the independent auditor.

---------------

\
                                  APPENDIX B


                          IMPAC MORTGAGE HOLDINGS, INC.


                              ARTICLES OF AMENDMENT


         Impac Mortgage Holdings, Inc., a corporation organized and existing under the laws of the State of Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:  The charter of the Corporation, is hereby amended by deleting
ARTICLE VII in its entirety and adding a new ARTICLE VII to read as follows:

                                  "ARTICLE VII

                            RESTRICTION ON TRANSFER,
                      ACQUISITION AND REDEMPTION OF SHARES

         Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

         Aggregate Stock Ownership Limit. The term "Aggregate Stock Ownership Limit" shall mean not more than 9.5 percent in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

         Beneficial. Ownership. The term "Beneficial ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         Capital Stock. The term "Capital Stock" shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock, Preferred Stock and Series A Preferred Stock.

         Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         Charter. The term "Charter" shall mean the charter of the Corporation, as that term is defined in the MGCL.

         Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time,

         Common Stock Ownership Limit. The term "Common Stock Ownership Limit" shall mean not more than 9.5 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

         Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of
Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and Constructively Owned" shall have he correlative meanings.

         Excepted Holder. The term "Excepted Holder" shall mean a stockholder of the Corporation for whom a Excepted Holder Limit is created by these Articles or by the Boa d of Directors pursuant to Section 7.2 8.

         Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.8, and subject to adjustment pursuant to Section 7.2.9, the percentage limit established by the Board of Directors pursuant to Section 7.2.8.

         Initial Date. The term "Initial Date" shall mean the date upon which the Articles of Amendment containing this Article VII are filed with the State Department of Assessments and Taxation of Maryland.

         Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The "Closing Price" on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities

Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.

         MGCL. The term "MGCL" shall mean the Maryland General Corporation Law, as amended from time to time.

         NYSE.  The term "NYSE" shall mean the New York Stock Exchange.

         Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 6(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

         Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

         REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

         Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

         Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

         Trust.  The term 'Trust" shall mean any trust provided for in
Section 7.3.1.

         Trustee. The term "Trustee" shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.

         Section 7.2       Capital Stock.

         Section 7.2.1 Settlements of Transactions on NYSE. Nothing in the Charter shall preclude the settlement of transactions entered into through the facilities of the NYSE.

         Section 7.2.2 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date:

         (a)      Basic Restrictions.

                  (i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

                  (ii) No Person shall Beneficially or Constructively Own shares of Capital Stock to the extent that such Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

         (b) Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of
Section 7.2.2(a)(i) or (ii),

                  (i) then that number of shares of the Capital Stock the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.2(a)(i) or (ii) (rounded to the nearest whole shares) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the

         Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares.

         Section 7.2.3 Remedies for Breach. If the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.2 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.2 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event.

         Section 7.2.4 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.2(a), or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.2(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation's status as a REIT.

         Section 7.2.5 Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

         (a) every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Capital Stock Ownership Limit.

         (b) each Person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

         Section 7.2.6 Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

         Section 7.2.7 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of his Section 7.2 or
Section 7.3 with respect to any situation based on the facts known to it, subject always to provisions of Section 7.2.1. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3.

         Section 7.2.8     Exceptions.

         (a) Subject to section 7.2.2(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

                  (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial or Constructive Ownership of such shares of Capital Stock will violate section 7.2.2(a)(ii);

                  (ii) such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount -of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation's ability to qualify as a REIT, shall not be treated as a REIT, shall not be treated as a tenant of the Corporation); and

                  (iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.2 through 7.2.7) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.2(b) and 7.3.

         (b) Prior to granting any exception pursuant to Section 7.2.8(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

         (c) Subject to Section 7.2.2(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

         (d) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.

         Section 7.2.9 Increase in Aggregate Stock Ownership and Common Stock Ownership Limits. The Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit.

         Section 7.2.10 Legend. Each certificate for shares of Capital Stock shall bear the following legend:

                  The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or constructively Own shares of the Corporation's Common Stock in excess of 9.5 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable);
                  (ii) no Person may Beneficially or Constructively Own shares Capital Stock of the Corporation in excess of 9.5 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable);
                  (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

         Section 7.3 Transfer of Capital Stock in Trust.

         Section 7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.2(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.2(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

         Section 7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Company. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

         Section 7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

         Section 7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the

Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.2(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and
(2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

         Section 7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a -price per share equal to the lesser of (i) the price per share in he transaction that resulted in such transer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

         Section 7.3.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.2(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code."

         SECOND: The amendment of the charter of the Corporation as set forth above has been duly advised by the board of directors and approved by the stockholders of the Corporation as requested by law.

         THIRD: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Corporation's shares of capital stock were not changed by the amendment to the charter.

         FOURTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this ___ day of_______, 2004.



ATTEST:



-------------------------------           By: -------------------------- (SEAL)
Ronald M. Morrison                             William S. Ashmore
Secretary                                      President

                       ANNUAL MEETING OF STOCKHOLDERS OF

                         IMPAC MORTGAGE HOLDINGS, INC.

                                  MAY 25, 2004

                     -------------------------------------
                           PROXY VOTING INSTRUCTIONS
                     -------------------------------------

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                      -OR-

TELEPHONE - Call toll-free 1-800-PROXIES                                                COMPANY NUMBER
(1-800-776-9437) from any touch-tone telephone                                         -----------------------------------
and follow the instructions. Have your proxy card
available when you call.                                                                ACCOUNT NUMBER
                                                                                      -----------------------------------
                      -OR-

INTERNET - Access "www.voteproxy.com" and                                             -----------------------------------
follow the on-screen instructions. Have your proxy
card available when you access the web page.



Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.


               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]


1. Election of seven directors listed at right with terms expiring in 2005 at the Annual Meeting.
                                                                                                                 FOR AGAINST ABSTAIN

                                         NOMINEES                      2.  Approval to amend Article VII of the   []    []     []
[] FOR ALL NOMINEES            O   Joseph R. Tomkinson                     Charter of Impac Mortgage Holdings,
                               O   William S. Ashmore                      Inc.
[] WITHHOLD AUTHORITY          O   James Walsh
   FOR ALL NOMINEES            O   Frank P. Filipps
                               O   Stephan R. Peers                    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
[] FOR ALL EXCEPT              O   William E. Rose                     THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
   (See instructions below     O   Leigh J. Abrams                     STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE
                                                                       PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND
                                                                       "FOR" PROPOSAL 2. A VOTE "FOR" ALL DIRECTOR
                                                                       NOMINEES AND A VOTE "FOR" PROPOSAL 2 ARE
                                                                       RECOMMENDED BY THE BOARD OF DIRECTORS.

INSTRUCTION: To withhold authority to vote for any individual          IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
             nominee(s), mark "FOR ALL EXCEPT" and fill in             UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
             the circle next to each nominee you wish to               BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT
             withhold, as shown here: O                                THEREOF.

                                                                       WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU
                                                                       ARE ENCOURAGED TO COMPLETE, DATE, SIGN AND RETURN THIS
                                                                       PROXY IN THE ACCOMPANYING ENVELOPE.



To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that          [ ]
changes to the registered name(s) on the account may not be submitted via this method.


Signature of Stockholder                     Date:                    Signature of Stockholder                Date:

     NOTE:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.



                         IMPAC MORTGAGE HOLDINGS, INC.

                                1401 DOVE STREET
                        NEWPORT BEACH, CALIFORNIA 92660

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Ronald M. Morrison and Richard J. Johnson, and each of them, as proxy holders, each with the power to designate a substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of Common Stock of Impac Mortgage Holdings, Inc. held of record by the undersigned on April 2, 2004, at the Annual Meeting of Stockholders to be held on May 25, 2004 at 9:00 a.m. or any adjournments thereof. At their discretion, the proxy holders are authorized to vote such shares of Common Stock upon such other business as may properly come before the Annual Meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)